EXHIBIT NO. 99.(g) 4

As of September 14, 2015

APPENDIX A

TO

FUND ACCOUNTING AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY AND

EACH OF THE INVESTMENT COMPANIES

DATED DECEMBER 18, 2006 (the “Agreement”)

Trust	Fund

Stand-Alone Trusts	Massachusetts Investors Trust

Closed End Funds

MFS Charter Income Trust

MFS Government Market Income Trust

MFS Intermediate Income Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

MFS California Municipal Fund

MFS High Income Municipal Trust

MFS InterMarket Income Trust I

MFS Intermediate High Income Fund

MFS Investment Grade Municipal Trust

MFS High Yield Municipal Trust

MFS Series Trust I	MFS Core Equity Fund MFS Global Leaders Fund MFS Low Volatility Equity Fund MFS Low Volatility Global Equity Fund MFS New Discovery Fund

MFS Research International Fund MFS Technology Fund MFS U.S. Government Cash Reserve Fund MFS Value Fund

MFS Series Trust IV

MFS Blended Research Emerging Markets Equity Fund

MFS Blended Research Global Equity Fund

MFS Blended Research International Equity Fund

MFS Global New Discovery Fund

MFS U.S. Government Money Market Fund

MFS Series Trust VII	MFS Equity Income Fund

MFS Series Trust IX	MFS Inflation-Adjusted Bond Fund

MFS Series Trust X

MFS Aggressive Growth Allocation Fund

MFS Blended Research Growth Equity Fund

MFS Blended Research Small Cap Equity Fund

MFS Blended Research Value Equity Fund

MFS Conservative Allocation Fund

MFS Emerging Markets Debt Fund

MFS Emerging Markets Debt Local Currency Fund

MFS Emerging Markets Equity Fund

MFS Growth Allocation Fund

MFS International Diversification Fund

MFS International Growth Fund

MFS International Value Fund

MFS Managed Wealth Fund

MFS Moderate Allocation Fund

MFS Series Trust XI	MFS Mid Cap Value Fund MFS Blended Research Core Equity Fund

MFS Series Trust XII	MFS Equity Opportunities Fund

MFS Lifetime Income Fund

MFS Lifetime 2015 Fund

MFS Lifetime 2020 Fund

MFS Lifetime 2025 Fund

MFS Lifetime 2030 Fund

MFS Lifetime 2035 Fund

MFS Lifetime 2040 Fund

MFS Lifetime 2045 Fund

MFS Lifetime 2050 Fund

MFS Lifetime 2055 Fund

MFS Series Trust XIII	MFS Global Real Estate Fund MFS New Discovery Value Fund

MFS Series Trust XV	MFS Commodity Strategy Fund

MFS Series Trust XVI	MFS Global Multi-Asset Fund

MFS Variable Insurance Trust

MFS Global Equity Series

MFS Growth Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Series

MFS Total Return Bond Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

MFS Variable Insurance Trust II	MFS Blended Research Core Equity Portfolio MFS Corporate Bond Portfolio MFS Core Equity Portfolio MFS Emerging Markets Equity Portfolio MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS Global Research Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Mass. Investors Growth Stock Portfolio

MFS Money Market Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

MFS Variable Insurance Trust III

MFS Blended Research Small Cap Equity Portfolio

MFS Conservative Allocation Portfolio

MFS Global Real Estate Portfolio

MFS Growth Allocation Portfolio

MFS Inflation-Adjusted Bond Portfolio

MFS Limited Maturity Portfolio

MFS Mid Cap Value Portfolio

MFS Moderate Allocation Portfolio

MFS New Discovery Value Portfolio

Stand-Alone Corporation	MFS Commodity Strategy Portfolio*

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed on this Appendix A, on Behalf of Each of Their Respective Portfolios (except MFS Commodity Strategy Portfolio)

By:	SUSAN S. NEWTON
Name:	Susan S. Newton
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

By	GUNJAN KEDIA
Name:	Gunjan Kedia
Title:	Executive Vice President

*MFS Commodity Strategy Portfolio is organized under the laws of the Cayman Islands and is wholly-owned by MFS Commodity Strategy Fund, a series of MFS Series Trust XV. State Street Bank and Trust Company and MFS Commodity Strategy Portfolio acknowledge and agree that MFS Commodity Strategy Portfolio is not registered as an open-end or a closed-end management company under the Investment Company Act of 1940 (the “1940 Act”), but nevertheless MFS Commodity Strategy Portfolio has requested, and State Street Bank and Trust Company has agreed, to provide services pursuant to the Agreement as if MFS Commodity Strategy Portfolio were registered under the 1940 Act.  MFS Commodity Strategy Portfolio and State Street Bank and Trust Company further agree that the principal client facing team responsible for approving and finalizing the corporate records and books of account for MFS Commodity Strategy Portfolio will be based in Kansas City, Missouri.